                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A filing of our auditors' reports on the financial statements of the Boston Balanced Fund, Walden Social Equity Fund and Walden Social Balanced Fund of the Coventry Group dated May 16, 2000 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 71 Form N-1A filing.


                                                             Arthur Andersen LLP


Columbus, Ohio
June 26, 2000